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                             [UNIMED LETTERHEAD]



July 23, 1996

Dr. John N. Kapoor
E.J. Financial Enterprises, Inc.
225 East Deerpath Drive, Suite 250
Lake Forest, IL 60045

                           Re: Consulting Agreement


Dear Dr. Kapoor:

As per our recent Board of Directors meeting, this will confirm our mutual agreement to renew that certain Consulting Agreement entered into between E.J. Financial Enterprises, Inc. and Unimed Pharmaceuticals, Inc. (formerly known as Unimed, Inc.) dated as of March 27, 1991 (the "Agreement"). Notwithstanding the terms of Section 3 of such Agreement, we agree that the Agreement shall be renewed and shall continue until March 27, 1997, unless earlier terminated pursuant to Section 6 of the Agreement.

If you are in agreement with the foregoing, please sign in the space provided below and return one copy of this letter agreement.

Sincerly yours,



By: /s/ Stephen M. Simes
    --------------------
    Stephen M. Simes

Its:  President & CEO

SMS/so

Agreed to:

E. J. Financial Enterprises, Inc.

By: /s/ John N. Kapoor
    ------------------
    John n. Kapoor

Its: President